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                                                                   EXHIBIT 23(C)


                              [WALKERS LETTERHEAD]





January 5, 2001                                      Our Ref: GDC/tdc/S701-23913


Mr. Bryan Sanchez
Seven Seas Petroleum Inc.
Houston, Texas


Dear Mr. Sanchez,

Re: Seven Seas Petroleum Inc.-Proxy Statement

We hereby consent to the use of the firm's name in each place it appears in the Proxy Statement and consent to the filing with the Securities and Exchange Commission of our opinion dated 16 October 2000, as an exhibit to the Registration Statement which contains the Proxy Statement filed in connection with the continuation.

Yours faithfully,

/s/   WALKERS

WALKERS